Exhibit 99.1

PRESS RELEASE	FOR IMMEDIATE RELEASE
Omaha, Nebraska

February 23, 2023

MEDIA CONTACT:

Karen Marotta

Greystone

212-896-9149

Karen.Marotta@greyco.com

INVESTOR CONTACT:

Andy Grier

Investors Relations

402-952-1235

Greystone Housing Impact Investors Reports Fourth Quarter and Annual 2022 Financial Results

Omaha, Nebraska – On February 23, 2023, Greystone Housing Impact Investors LP (NYSE: GHI) (the “Partnership”) announced financial results for the three and twelve months ended December 31, 2022.

Financial Highlights

The Partnership reported the following results as of and for the three months ended December 31, 2022:

•
Net income of $0.09 per Beneficial Unit Certificate (“BUC”), basic and diluted
•
Cash Available for Distribution (“CAD”) of $0.15 per BUC
•
Total assets of $1.57 billion
•
Total Mortgage Revenue Bond (“MRB”) and Governmental Issuer Loan (“GIL”) investments of $1.1 billion

The Partnership reported the following results for the year ended December 31, 2022:

•
Net income of $2.62 per BUC, basic and diluted
•
CAD of $2.37 per BUC

In December 2022, the Partnership announced that the Board of Managers of Greystone AF Manager LLC declared a distribution to the Partnership's BUC holders of $0.67 per BUC. The distribution consisted of a regular quarterly distribution of $0.37 per BUC, a supplemental cash distribution of $0.10 per BUC, and a supplemental distribution payable in the form of additional BUCs equal in value to $0.20 per BUC. The supplemental distribution of additional BUCs was paid at a ratio of 0.0105 BUCs for each issued and outstanding BUC as of the record date. The regular cash and supplemental distributions were paid on January 31, 2023, to BUC holders of record as of the close of trading on December 30, 2022.

Management Remarks

“Our 2022 results were very strong,” said Kenneth C. Rogozinski, the Partnership’s Chief Executive Officer. “Our high levels of net income and CAD resulted in significant distributions to our BUC holders in 2022 through regular quarterly cash distributions and supplemental distributions paid in cash and additional BUCs. The total 2022 distributions to our BUC holders were at the Partnership’s highest level in 20 years.”

“We are also well positioned to invest in additional mortgage revenue bonds, governmental issuer loans and joint venture equity investments at accretive returns to our unitholders,” said Rogozinski.

Recent Investment and Financing Activity

The Partnership reported the following notable transactions during the fourth quarter of 2022:

•
Advanced funds for MRBs and taxable MRBs totaling $67.1 million related to two existing properties in Greenville and Spartanburg, South Carolina.
•
Advanced funds for MRB and taxable MRB commitments totaling $19.1 million to finance a to-be-constructed affordable multifamily property in Burbank, California. The Partnership’s MRB and taxable MRB commitments total $88.4 million, and the remaining commitments will be funded during construction.
•
Advanced funds for six GIL investment commitments totaling $19.0 million and three related property loan investment commitments totaling $7.4 million.
•
Advanced funds to two new joint venture equity investments totaling $10.9 million, one in Greeley, Colorado and one in San Antonio, Texas. The Partnership will fund additional equity totaling $21.5 million during construction of the respective investment properties. Both joint venture equity investments are with the Freestone development group whose key principals were formerly affiliated with the Vantage development group and were closely involved in our previous Vantage-branded joint venture equity investments.
•
Advanced funds totaling $39.0 million under a mezzanine property loan to an affordable housing development fund in Los Angeles, California.
•
Obtained TOB trust financing proceeds totaling $97.7 million related to the funding of various investment commitments.
•
Sold The 50/50 MF Property to an unrelated non-profit organization in return for an assumption of existing indebtedness and an unsecured property loan payable from future net cash flows of the property.

The Partnership also reported the following transactions during January and February 2023:

•
Received proceeds from the sale of Vantage at Stone Creek and Vantage at Coventry, both located in Omaha, Nebraska, totaling $27.7 million, inclusive of the Partnership’s initial investment commitments made in March and September 2019, respectively. The Partnership will recognize a gain on sale of $15.2 million in the first quarter of 2023, before settlement of final proceeds and expenses.
•
Advanced funds for MRBs and a taxable MRB totaling $52.9 million related to two existing properties in Greenville and Columbia, South Carolina.
•
Advanced funds to a new joint venture equity investment totaling $3.8 million for a to-be-constructed 102-bed seniors housing property in Minden, Nevada. The property will consist of independent living, assisted living, and memory care beds. The joint venture equity investment is with a new developer partner that is an experienced seniors housing developer and operator.
•
Issued 1,500,000 Series A-1 Preferred Units to a financial institution with an aggregate stated value of $15.0 million, of which 700,000 Series A-1 Preferred Units were issued in exchange for 700,000 outstanding Series A Preferred Units held by the financial institution and 800,000 Series A-1 Preferred Units were issued pursuant to an additional investment by the same financial institution. The Partnership received aggregate proceeds of $8.0 million pursuant to the additional investment. The Partnership received no proceeds upon the exchange of the Series A-1 Preferred Units for the existing Series A Preferred Units.

Investment Portfolio Updates

The Partnership announced the following updates regarding its investment portfolio:

•
All affordable multifamily MRB and GIL investments are current on contractual principal and interest payments and the Partnership has received no requests for forbearance of contractual principal and interest payments from borrowers as of December 31, 2022.
•
Three joint venture investment properties were over 90% occupied as of December 31, 2022, including Vantage at Stone Creek and Vantage at Coventry that were sold in January 2023. Three other Vantage property investments commenced leasing during 2022. Six additional joint venture investment properties are currently under construction or in development, with none having experienced material supply chain disruptions for either construction materials or labor to date.

•
The Partnership owns the Suites on Paseo MF Property near San Diego State University. The property continues to meet all direct obligations with cash flows from operations and is 98% occupied as of December 31, 2022.
•
The borrower of the Provision Center 2014-1 MRB and the bankruptcy court continue to pursue a liquidation plan for the settlement of the estate. The Partnership received $3.7 million of its $4.6 million of expected liquidation proceeds in January 2023 with the remaining proceeds expected to be received at final liquidation.

Earnings Webcast & Conference Call

The Partnership will host a conference call for investors on Thursday, February 23, 2023 at 4:30 p.m. Eastern Time to discuss the Partnership’s Fourth Quarter 2022 results.

For those interested in participating in the question-and-answer session, please note that there is a new process to access the call via telephone. Individuals interested in participating by telephone may dial in toll free at (877) 407-8813. International participants may dial in at +1 (201) 689-8521. No pin or code number is needed.

The call is also being webcast live in listen-only mode. The webcast can be accessed via the Partnership's website under “Events & Presentations” or via the following link: https://event.choruscall.com/mediaframe/webcast.html?webcastid=wL5KdD9B

It is recommended that you join 15 minutes before the conference call begins (although you may register, dial-in or access the webcast at any time during the call).

A recorded replay of the webcast will be made available on the Partnership’s Investor Relations website at https://www.ghiinvestors.com.

About Greystone Housing Impact Investors LP

Greystone Housing Impact Investors LP (formerly known as America First Multifamily Investors, L.P.) was formed in 1998 under the Delaware Revised Uniform Limited Partnership Act for the primary purpose of acquiring, holding, selling and otherwise dealing with a portfolio of mortgage revenue bonds which have been issued to provide construction and/or permanent financing for affordable multifamily, seniors and student housing properties. The Partnership is pursuing a business strategy of acquiring additional mortgage revenue bonds and other investments on a leveraged basis. The Partnership expects and believes the interest earned on these mortgage revenue bonds is excludable from gross income for federal income tax purposes. The Partnership seeks to achieve its investment growth strategy by investing in additional mortgage revenue bonds and other investments as permitted by its Second Amended and Restated Limited Partnership Agreement, dated December 5, 2022 (the “Partnership Agreement”), taking advantage of attractive financing structures available in the securities market, and entering into interest rate risk management instruments. Greystone Housing Impact Investors LP press releases are available at www.ghiinvestors.com.

Safe Harbor Statement

Certain statements in this press release are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of statements that include, but are not limited to, phrases such as “believe,” “expect,” “future,” “anticipate,” “intend,” “plan,” “foresee,” “may,” “should,” “will,” “estimates,” “potential,” “continue,” or other similar words or phrases. Similarly, statements that describe objectives, plans, or goals also are forward-looking statements. Such forward-looking statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Partnership. The Partnership cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, implied, or projected by such forward-looking statements. Risks and uncertainties include, but are not limited to: defaults on the mortgage loans securing our mortgage revenue bonds and governmental issuer loans; the competitive environment in which the Partnership operates; risks associated with investing in multifamily, student, senior citizen residential properties and commercial properties; general economic, geopolitical, and financial conditions, including the current and future impact of changing interest rates, inflation, and international conflicts on business operations, employment, and financial conditions; uncertain conditions within the domestic and international macroeconomic environment, including monetary and fiscal policy and conditions in the investment, credit, interest rate, and derivatives markets; adverse reactions in U.S. financial markets related to actions of foreign central banks or the economic performance of foreign economies, including in particular China, Japan, the European Union, and the United Kingdom; the general condition of the real estate markets in the regions in which we operate, which may be unfavorably impacted by increases in mortgage interest rates, slowing economic growth, persistent elevated inflation levels, and other factors; changes in interest rates and credit spreads, as well as the success of any hedging strategies the Partnership may undertake in relation to such changes, and the effect such changes may have on the relative spreads between the yield on investments and cost of financing; persistent inflationary trends, spurred by multiple factors including expansionary monetary and fiscal policy, higher commodity prices, a tight labor market, and low residential vacancy rates, which may result in further interest rate increases and lead to increased market volatility; the Partnership’s ability to access debt and equity capital to finance its assets; current maturities of the Partnership’s financing arrangements and the Partnership’s ability to renew or refinance such financing arrangements; potential exercising of redemption rights by the holders of the Series A Preferred Units; local, regional, national and international economic and credit market conditions; recapture of previously issued Low Income Housing Tax Credits in accordance with Section 42 of the Internal Revenue Code; geographic concentration of properties related to investments held by the Partnership; changes in the U.S. corporate tax code and other government regulations affecting the Partnership’s business; and the other risks detailed in the Partnership’s SEC filings (including but not limited to, the Partnership’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K). Readers are urged to consider these factors carefully in evaluating the forward-looking statements.

If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, the developments and future events concerning the Partnership set forth in this press release may differ materially from those expressed or implied by these forward-looking statements. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this document. We anticipate that subsequent events and developments will cause our expectations and beliefs to change. The Partnership assumes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events, unless obligated to do so under the federal securities laws.

GREYSTONE HOUSING IMPACT INVESTORS LP

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended December 31,				For the Years Ended December 31,
	2022		2021		2022		2021
Revenues:
Investment income	$16,550,321		$17,431,107		$61,342,533		$57,736,968
Property revenues	2,069,764		1,914,186		7,855,506		7,208,661
Contingent interest income	-		-		-		1,848,825
Other interest income	3,409,750		631,116		11,875,538		1,657,840
Total revenues	22,029,835		19,976,409		81,073,577		68,452,294
Expenses:
Real estate operating (exclusive of items shown below)	1,174,488		984,314		4,738,160		3,992,293
Provision for credit loss (Note 6)	-		956,813		-		1,856,893
Provision for loan loss (Note 10)	-		114,186		-		444,302
Depreciation and amortization	660,903		683,653		2,717,415		2,732,922
Interest expense	11,714,372		5,695,862		30,464,451		21,943,885
General and administrative	5,452,083		3,929,731		17,447,864		14,824,668
Total expenses	19,001,846		12,364,559		55,367,890		45,794,963
Other Income:
Loss on sale of real estate asset	-		(14,800)		-		(14,800)
Gain on sale of investments in unconsolidated entities	141,253		293,510		39,805,285		15,520,749
Income before income taxes	3,169,242		7,890,560		65,510,972		38,163,280
Income tax expense (benefit)	(5,632)		36,990		(51,194)		63,792
Net income	3,174,874		7,853,570		65,562,166		38,099,488
Redeemable Preferred Unit distributions and accretion	(715,891)		(717,763)		(2,866,625)		(2,871,051)
Net income available to Partners	$2,458,983		$7,135,807		$62,695,541		$35,228,437

Net income available to Partners allocated to:
General Partner	$359,793		$107,573		$3,471,267		$2,830,481
Limited Partners - BUCs	2,062,866		6,990,226		58,945,102		32,258,667
Limited Partners - Restricted units	36,324		38,008		279,172		139,289
	$2,458,983		$7,135,807		$62,695,541		$35,228,437
BUC holders' interest in net income per BUC, basic and diluted	$0.09	*	$0.31	*	$2.62	*	$1.53	*
Weighted average number of BUCs outstanding, basic	22,501,386	*	22,453,661	*	22,486,046	*	21,092,010	*
Weighted average number of BUCs outstanding, diluted	22,501,386	*	22,453,661	*	22,486,046	*	21,092,010	*

* On April 1, 2022, the Partnership effected a one-for-three reverse unit split of its outstanding BUCs (the “Reverse Unit Split”). On October 31, 2022, the Partnership completed a distribution in the form of additional BUCs at a ratio of 0.01044 BUCs for each BUC outstanding as of September 30, 2022 (the “Third Quarter BUCs Distribution”). On January 31, 2023, the Partnership completed a distribution in the form of additional BUCs at a ratio of 0.0105 BUCs for each BUC outstanding as of December 30, 2022 (the “Fourth Quarter BUCs Distribution”, collectively with the Third Quarter BUCs Distribution, the “BUCs Distributions”). The amounts indicated in the Consolidated Statements of Operations have been adjusted to reflect both the Reverse Unit Split and the BUCs Distributions on a retroactive basis.

Disclosure Regarding Non-GAAP Measures - Cash Available for Distribution

This document refers to Cash Available for Distribution (“CAD”), which is identified as a non-GAAP financial measure. The Partnership believes CAD provides relevant information about our operations and is necessary, along with net income, for understanding its operating results. To calculate CAD, the Partnership begins with net income as computed in accordance with GAAP and adjusts for non-cash expenses or income consisting of depreciation expense, amortization expense related to deferred financing costs, amortization of premiums and discounts, fair value adjustments to derivative instruments, provisions for credit and loan losses, impairments on MRBs, GILs, real estate assets and property loans, deferred income tax expense (benefit) and restricted unit compensation expense. The Partnership also deducts Tier 2 income distributable to the General Partner as defined in the Partnership Agreement and distributions and accretion for the Preferred Units. Net income is the GAAP measure most comparable to CAD. There is no generally accepted methodology for computing CAD, and the Partnership’s computation of CAD may not be comparable to CAD reported by other companies. Although the Partnership considers CAD to be a useful measure of our operating performance, CAD is a non-GAAP measure and should not be considered as an alternative to net income that is calculated in accordance with GAAP, or any other measures of financial performance presented in accordance with GAAP.

The following table shows the calculation of CAD (and a reconciliation of the Partnership’s net income, as determined in accordance with GAAP, to CAD) for the three months and years ended December 31, 2022 and 2021 (all per BUC amounts are presented giving effect to the one-for-three Reverse Unit Split and the BUCs Distributions on a retroactive basis for all periods presented):

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2022	2021	2022	2021
Net income	$3,174,874	$7,853,570	$65,562,166	$38,099,488
Change in fair value of derivative instruments	(660,456)	(34,518)	(7,239,736)	(23,214)
Depreciation and amortization expense	660,903	683,653	2,717,415	2,732,922
Provision for credit loss (1)	-	956,813	-	1,856,893
Provision for loan loss (2)	-	114,186	-	444,302
Realized impairment of securities (3)	-	-	(5,712,230)	-
Realized provision for loan loss (4)	-	-	(593,000)	-
Realized impairment charge on real estate assets	-	(250,200)	-	(250,200)
Amortization of deferred financing costs	610,606	386,625	2,537,186	1,209,837
Restricted unit compensation expense	612,059	438,143	1,531,622	1,277,694
Deferred income taxes	4,194	(11,374)	(45,056)	(89,055)
Redeemable Preferred Unit distributions and accretion	(715,891)	(717,763)	(2,866,625)	(2,871,051)
Tier 2 Income allocable to the General Partner (5)	(336,617)	(46,222)	(3,242,365)	(2,649,242)
Recovery of prior credit loss (6)	(17,156)	-	(57,124)	-
Bond premium, discount and origination fee amortization, net of cash received	(50,912)	(17,500)	768,715	(72,052)
Total CAD	$3,281,604	$9,355,413	$53,360,968	$39,666,322

Weighted average number of BUCs outstanding, basic	22,501,386	22,453,661	22,486,046	21,092,010
Net income per BUC, basic	$0.09	$0.31	$2.62	$1.53
Total CAD per BUC, basic	$0.15	$0.42	$2.37	$1.88
Cash Distributions declared, per BUC	$0.465	$0.558	$1.709	$1.469
BUCs Distributions declared, per BUC (7)	$0.20	$-	$0.40	$-

(1)
The provision for credit loss for 2021 relates to impairment of the Provision Center 2014-1 MRB.
(2)
The provision for loan loss for 2021 relates to impairment of the Live 929 Apartments property loan.
(3)
This amount represents previous impairments recognized as adjustments to CAD in prior periods related to the Provision Center 2014-1 MRB. The property securing the MRB was sold in July 2022 with cash proceeds contributed to the bankruptcy estate. The borrower and the bankruptcy court are finalizing the liquidation plan for the settlement of all remaining assets and liabilities of the bankruptcy estate. Substantially all the assets of the borrower were liquidated in the third quarter of 2022 such that the Partnership’s previously recognized impairments were effectively realized.
(4)
This amount represents previous impairments recognized as adjustments to CAD in prior periods related to the Cross Creek property loans. Such impairments were realized in the third quarter of 2022 upon the settlement of the outstanding balances.
(5)
As described in Note 3 to the Partnership’s consolidated financial statements, Net Interest Income representing contingent interest and Net Residual Proceeds representing contingent interest (Tier 2 income) will be distributed 75% to the limited partners and BUC holders, as a class, and 25% to the General Partner. This adjustment represents the 25% of Tier 2 income due to the General Partner.

For the year ended December 31, 2022, Tier 2 income allocable to the General Partner consisted of approximately $3.2 million related to the gain on sale of Vantage at Murfreesboro in March 2022. For the year ended December 31, 2021, Tier 2 income allocable to the general partner consisted of approximately $702,000 related to the gain on sale of Vantage at Germantown in March 2021, approximately $1.4 million related to the gain on sale of Vantage at Powdersville in May 2021, approximately $462,000 related to the redemption of Rosewood Townhomes – Series A and South Pointe Apartments – Series A MRBs in July 2021, and approximately $119,000 related to the gain on sale of Vantage at Bulverde in August 2021. This was offset by the loss on the sale of land held for development in Gardner, KS and realization of losses for prior impairments.

(6)
The Partnership compared the present value of cash flows expected to be collected to the amortized cost basis of the Live 929 Apartments Series 2022A MRB as of March 31, 2022, which indicated a recovery of value. The Partnership will accrete the recovery of prior credit loss into investment income over the term of the MRB. The accretion of recovery of value is presented as a reduction to current CAD as the original provision for credit loss was an addback for CAD calculation purposes in the period recognized.
(7)
During 2022, the Partnership declared supplemental distributions in the third and fourth quarters, each payable in the form of additional BUCs equal to $0.20 per BUC for outstanding BUCs as of the respective record dates.